EXHIBIT 16

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                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944


January 11, 2012

United States Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Re: Creative Learning Corporation

On September 1, 2011 my appointment as auditor for Creative Learning Corporation ceased. I have read Creative Learning Corporation's statements included under
Item 4.01 of its Form 8-K dated September 1, 2011 and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/ Ronald R. Chadwick, P.C.

Ronald R. Chadwick, P.C.
Certified Public Accountant

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